FORM 8-K


                SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549



          ----------------------------------------------


                          CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                  Date of Report March 1, 2004
                 (Date of earliest event reported)


                    DENTSPLY INTERNATIONAL INC
          (Exact name of Company as specified in charter)



           Delaware              0-16211        39-1434669
     (State of Incorporation)  (Commission    (IRS Employer
                               File Number)  Identification No.)




      221 West Philadelphia Street, York, Pennsylvania    17405
        (Address of principal executive offices)        (Zip Code)



                          (717) 845-7511
         (Company's telephone number including area code)

Item 5. - Other Events

   In December 2003 the Company announced that it had entered into an agreement to sell its Gendex equipment business which is expected to close in the first quarter of 2004. The Company also announced to the customers impacted that it is discontinuing production of its dental needle line at the end of the first quarter of 2004. Accordingly, beginning in the fourth quarter of 2003 these businesses have been treated as discontinued operations and their results of operations were reported separately from continuing operations for all periods presented.

   In order to provide additional information regarding its continuing operations and the impact of discontinued operations, the Company is also furnishing a summary of its results of operations reclassified to show the impact of the Gendex equipment business and the dental needle line as discontinued operations for each of the quarters in the years 2003 and 2002. This summary is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.


Item 7. - Financial Statements and Exhibits

(a)  Financial Statements - Not applicable.

(b)  Exhibits:

     99.1 Summary of the Company's quarterly results operation for the fiscal years 2003 and 2002, related to its continuing and discontinued operations, as referenced in Item 5.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DENTSPLY INTERNATIONAL INC
                                                  (Company)



                                           /s/Bret W. Wise
                                              Bret W. Wise
                                              Senior Vice President and
                                              Chief Financial Officer

Date: March 1, 2004